As filed with the Securities and Exchange Commission on May 8, 2003
Registration No. 333-54132

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

IXYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0140882-5
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3540 Bassett Street
Santa Clara, CA 95054
(408) 982-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arnold Agbayani
Vice President of Finance
IXYS Corporation
3540 Bassett Street
Santa Clara, CA 95054
(408) 982-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James R. Jones, Esq	Luke J. Bergstrom, Esq.
General Counsel	Cooley Godward LLP
IXYS Corporation	Five Palo Alto Square
3540 Bassett Street	3000 El Camino Real
Santa Clara, CA 95054	Palo Alto, CA 94306-2155
(408) 982-0700	(650) 843-5000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

SIGNATURES

Termination of Offering and Removal of Securities from Registration

     Pursuant to an undertaking made in Item 17 of the Registration Statement filed by the Registrant with the Securities and Exchange Commission on January 22, 2001 (Registration No. 333-54132), as amended, the Registrant hereby terminates the offering pursuant to the Registration Statement and removes from registration 147,310 shares of common stock of the Registrant, constituting the remaining shares in the offering covered by this Registration Statement and not yet sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 8, 2003.

IXYS CORPORATION

By:	/s/ Nathan Zommer

Nathan Zommer
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Zommer (Nathan Zommer)	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2003

/s/ Arnold Agbayani (Arnold Agbayani)	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 8, 2003

* (Andreas Hartmann)	Director	May 8, 2003

* (Samuel Kory)	Director	May 8, 2003

* (S. Joon Lee)	Director	May 8, 2003

* (Donald L. Feucht)	Director	May 8, 2003

*By:	/s/ Arnold Agbayani

Arnold Agbayani
Attorney-in-fact